CERTIFICATE OF DESIGNATION FOR
                           CLASS "A" PREFERRED SHARES

SECRETARY OF THE
STATE OF NEVADA
C4086-86
--------

         This   Certificate   sets  forth  the  voting   powers,   designations,
preferences, limitations, restrictions, and relative rights of the Class "A" Preferred Shares of Baywood International, Inc. ("Baywood") to be issued after or the ratification of issuance of which is effective after the filing of such certificate with appropriate state authorities.

1. Conversion Privileges. At the option of the holder thereof ("Shareholder"), the Class A Preferred Shares are convertible at any time into common stock on the basis of one share of Class A Preferred for one share of common stock.

2. Redemption. Shareholder shall have no right to redeem the Class A. Preferred Shares.

3. Par Value. The Class A Preferred Shares shall have a par value of $1.00 per share.

4. Distribution of Capital. In the event of dissolution, bankruptcy, or termination of this corporation, the par value of all the Class A Preferred Stock shall be paid in full before the common stock or any part thereof or any dividend thereon is paid.

5. Voting Rights. The Shareholder of the Class A Preferred Shares shall have no voting power.

6. Dividends. The Class A Preferred Shares shall have no preference as to dividends and assets.

                         CERTIFICATE OF DESIGNATION FOR
                           CLASS "B" PREFERRED SHARES

         This Certificate sets forth the voting powers, designations, preferences, limitations, restrictions and relative rights of the 800,000 Class "B" Preferred Shares of Baywood International, Inc. ("Baywood") the ratification of issuance of which is effective after the filing of such certificate with appropriate state authorities. Such shares shall automatically be converted into Class "C" Preferred Shares upon the effectiveness of the filing of the certificate for such Class "C" Preferred Shares.

1. Conversion Privileges. At the end of twelve consecutive months after the date of issuance of the Class "B" Preferred Shares, at the option of the holder thereof ("Shareholder"), the Class "B" Preferred Shares are convertible into common stock of Baywood, in an amount equal to the number of the Class "B" Preferred Shares (800,000) divided by the average share price of Baywood's common shares for the last three-month period; PROVIDED, however, that the average price of Baywood's common shares for the previous three months equals or exceeds $1.00 per share.

2. Redemption. Alternatively, at the end of twelve consecutive months after the date of issuance of the Class "B" Preferred Shares, the shareholder may demand redemption of the Class "B" Preferred Shares by Baywood at an amount equal to the par value ($1.00) of the Class "B" Preferred Shares, paid to the shareholder in cash within thirty (30) days of his written notice of redemption; PROVIDED, however, that the average price of Baywood's common shares for the previous three months is less than $1.00 per share. Such redemption may not be for less than all of the Class "B" Preferred Shares.

3. Par Value. The Class "B" Preferred Shares shall have a par value of $1.00 per share.

4. Distribution of Capital. In the event of dissolution, bankruptcy, or termination of this corporation, the par value of all the Class "B" Preferred share shall be paid in full before the common stock or any part thereof or any dividend thereon is paid.

5. Voting Rights. The Class "B" Preferred Shares shall have no voting rights.

6. Dividends. The Class "B" Preferred Shares shall be preferred both as to dividends and assets and shall be entitled to receive out of the surplus or net profits of the company, in each fiscal year, dividends at such rate or rates, as shall be determined by the Board of directors in connection with the issue of the respective series of said stock and expressed in the stock certificate therefor, before any dividends shall be paid upon the common stock, but such dividends shall be noncumulative. No dividends shall be paid, declared, or set apart for the payment on the common stock of the company, in any fiscal year, unless the full dividends on the Class "B" Preferred Shares for such year shall have been paid or provided for.

                         CERTIFICATE OF DESIGNATION FOR
                           CLASS "C" PREFERRED SHARES.


         This Certificate sets forth the voting powers, designations, preferences, limitations, restrictions and relative rights of the Class "C" Preferred Shares of Baywood International, Inc. ("Baywood") to be issued after or the ratification of issuance of which is effective after the filing of such certificate with appropriate state authorities.

1.       Conversion  Privileges.  On May 8, 1998, at Shareholder's  option,  the
Class  "C"  pre-split   Preferred  Shares  are  convertible  into  pre-split  or
post-split Common stock of Baywood as follows:

         a. Average Price; Reverse Split. "Average Price," as used herein, shall mean the average share price of Baywood's Common Shares for the three months prior to May 8, 1998. "Reverse Split" shall mean the reverse 1 for 2-1/2 split of the Company's common stock approved by the Company's shareholders on April 10, 1997, but which shall not become effective until the Company files Articles of Domestication in the Office of the Arizona Corporation Commission.

         b.       Average  Price Less than $1.00.  If the Average  Price is less
                  than  $1.00,   the  Class  "C"   Preferred   Shares  shall  be
                  convertible into:

                  (i) (Pre-Split) that number of pre-split Common Shares which is equal to the number which results from $920,000 divided by the Average Price if the Reverse Split is not yet effective; or

                  (ii) (Post-Split) that number of post-split Common Shares which is equal to the number which results from $368,000 divided by the Average Price if the Reverse Split has already become effective.

         c. Average Price of $1.00 or Greater. If the Average Price is $1.00 or more, the 920,000 pre-split Class "C" Preferred shares shall be convertible:

                  (i) (Pre-Split) on a one-for-one (1:1) basis into pre-split Common Shares, such that Shareholder shall receive a total of 920,000 Common Shares if the Reverse Split is not yet effective; or

                  (ii) (Post-Split) on a one-for-two and one-half (1:2-1/2) basis into post-split Common Shares, such that Shareholder shall receive a total of 368,000 post-split Common Shares if the Reverse Split has already become effective.

2. Redemption. Shareholder shall have no right to redeem the Class "C" Preferred Shares.

3. Par Value. The Class "C" Preferred Shares shall have a par value of $1.00 per share.

4. Distribution of Capital. In the event of dissolution, bankruptcy, or termination of this corporation, the par value of all the Class "C" Preferred Shares shall be paid in full before the Common Stock or any part thereof or any dividend thereon is paid.

5. Voting Rights. The Shareholder of the Class "C" Preferred Shares shall have no voting power.

6. Dividends. The Class "C" Preferred Shares shall be preferred both as to dividends and assets and shall be entitled to receive out of the surplus or net profits of the Company, in each fiscal year, dividends at such rate or rates, as shall be determined by the Board of Directors in connection with the issue of the respective series of said stock and expressed in the stock certificate therefor, before any dividends shall be paid upon the Common Stock, but such dividends shall be noncumulative. No dividends shall be paid, declared, or set apart for the payment on the Common Stock of the Company, in any fiscal year, unless the full dividends on the Class "C" Preferred Shares for such year shall have been paid or provided for.

7. No Dilution by Reverse Stock Split. The reverse stock split of the Company's Common Stock, authorized by the Company's shareholders on April 10, 1997, shall have no effect on the number of Class "C" Preferred Shares issued ad outstanding in the name of the Stockholder, which shall, upon the automatic conversion of Class "B" Preferred Shares into Class "C" Preferred Shares total 920,000 Class "C" Preferred Shares. The reverse stock split shall also have no effect on the number of Common Shares into which such Class "C" Preferred Shares are convertible on May 8, 1998.

         The undersigned certify that the attached Certificates of Designation for Class "A", "B", and "C" Preferred Shares were duly approved by resolution of the Board of Directors of Baywood International, Inc. pursuant to Article IV of the corporation's Articles of Incorporation and N.R.S. ss. 78.195 and 78.1955 and that no further shareholder approval or action is necessary. No shares of each class so designated have been issued or the ratification of issuance by the Board of Directors is not effective until after such Certificates of Designation have been filed.


                                        /s/ Harvey J. Turner
                                        ----------------------------------
                                        Harvey J. Turner, President

                                        /s/ Neil T. Reithinger
                                        ----------------------------------
                                        Neil T. Reithinger, Secretary


STATE OF ARIZONA                            )
                                            )  ss.
County of Maricopa                          )

         ON THIS the 16th day of July, 1997, before me, the undersigned officer, personally appeared Harvey J. Turner, known to me to be the President of Baywood International, Inc. and acknowledged that he executed the certification of the attached Certificates Describing the Rights and Restrictions of Class "A," "B," and "C" Preferred Shares for the purposes therein contained on behalf of the corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ Neil T. Reithinger
                                        ----------------------------------
                                        Notary Public




STATE OF ARIZONA                            )
                                            )  ss.
County of Maricopa                          )

         ON THIS the 16th day of July, 1997, before me, the undersigned officer, personally appeared Neil T. Reithinger, known to me to be the Secretary of Baywood International, Inc. and acknowledged that he executed the certification of the attached Certificates Describing the Rights and Restrictions of Class "A," "B," and "C" Preferred Shares for the purposes therein contained on behalf of the corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ Janice L. Innocenzi
                                        ----------------------------------
                                        Notary Public